Exhibit 99.1

                 BOEING COMPLETES MCDONNELL DOUGLAS MERGER


          SEATTLE, July 31, 1997 - The Boeing Company today announced that appropriate merger filings have been submitted to the State of Maryland and that the merger of Boeing and McDonnell Douglas will become effective at 12:01 a.m. (Eastern Daylight Time) on Aug. 1, 1997. Value of the transaction is $16.3 billion.

          McDonnell Douglas stock ceased to be traded on the New York Stock Exchange at the close of business today.

          Each shareholder of McDonnell Douglas will receive 1.3 shares of Boeing common stock for each share of McDonnell Douglas common stock, except that cash will be paid in lieu of fractional shares of Boeing stock.

          McDonnell Douglas shareholders who hold their own stock certificates will receive notice in the mail regarding the process to exchange their shares for Boeing shares.

          McDonnell Douglas shareholders whose certificates are held by brokers will receive the exchange of shares through their broker.

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C1555
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